UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2016

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices, Zip Code)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01     Entry into a Material Definitive Agreement

On July 6, 2016, CV Sciences, Inc. (the “Company”) entered into Employment Agreements with Michael Mona, Jr., the Founder, President and Chief Executive Officer of the Company, Joseph Dowling, the Chief Financial Officer of the Company, and Michael Mona III, the Co-Founder and Chief Operating Officer of the Company.

The information set forth in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 3.02     Unregistered Sales of Equity Securities

On July 6, 2016, the disinterested members of the Board of Directors (the “Board”) of the Company approved certain compensation arrangements for Michael Mona, Jr., the Founder, President and Chief Executive Officer of the Company, Joseph Dowling, the Co-Founder and Chief Financial Officer of the Company, and Michael Mona III, the Chief Operating Officer of the Company. Such compensation arrangements include the issuance of stock options to Messrs. Mona, Dowling and Mona III pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act. The Board also approved the issuance of a common stock purchase warrant to Bart Mackay and the grant of certain stock options to the Board as detailed below.

The information set forth in Item 5.02 below is incorporated by reference into this Item 3.02.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, the Board of Directors of the Company engaged AON Radford, an independent compensation consultant, to prepare a report regarding the Company’s management and board compensation arrangements to assess the compensation arrangements of the Board and management. Pursuant to the AON Radford Executive and Board of Directors Compensation Studies delivered to the Board, the Compensation Committee and the Board approved the arrangements set forth herein.

Compensatory Arrangements of Certain Officers

Stock Options. The disinterested members of the Board approved the grant of stock options, in the quantities and upon the terms set forth below, to Michael Mona, Jr., the Company’s Founder, President and Chief Executive Officer, Joseph Dowling, the Company’s Chief Financial Officer, and Michael Mona III, the Company’s Co-Founder and Chief Operating Officer (together, the “Executives”). As set forth in Item 3.02, above, the stock options were granted pursuant to an exemption from registration under the Act, in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the SEC under the Act.

The disinterested members of the Board granted Mr. Mona 6,000,000 stock options and Mr. Mona III 4,000,000 stock options. The Board granted Mr. Dowling 1,000,000 stock options. The stock options (a) are durational based, conditioned upon the Company’s achievement of certain milestones set forth below (the “Milestones”), (b) have an exercise price equal to the fair market value of the Company’s common stock at the time of grant, or $0.368, and (c) have a term of ten (10) years from the date of grant. The Milestones are as follows:

(i)	25% of the stock options vest the first time the Company completes development of a U.S. Food & Drug Administration (“FDA”) current good manufacturing practice grade batch of successfully synthetically formulated Cannabidiol (“CBD”) for use in drug development activities;
(ii)	25% of the stock options vest the first time the Company files an investigational new drug application with the FDA in connection with a development program utilizing CBD as the active pharmaceutical ingredient (a “CBD Drug Product”);
(iii)	25% of the stock options vest the first time the Company commences a Phase I clinical trial as authorized by the FDA for a CBD Drug Product; and
(iv)	25% of the stock options vest the first time the Company commences a Phase II clinical trial as authorized by the FDA for a CBD Drug Product.

Vesting shall accelerate upon a sale of the company or change in control, including a “Disposition Event” as defined under the Agreement and Plan of Reorganization dated December 30, 2015 by and among the Company (formerly CannaVest Corp.), CANNAVEST Merger Sub, Inc., CannaVest Acquisition LLC, CanX, Inc. and The Starwood Trust (the “Purchase Agreement”). The Purchase Agreement is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2016.

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Salaries and Severance. The disinterested members of the Board set the salaries for the Executives as follows: Michael Mona, Jr. - $330,000; Joseph Dowling - $275,000; and Michael Mona III - $225,000; provided, however, that such salary increases shall take effect together and at the same time, and only upon determination by the Chief Executive Officer, in his sole discretion, that such salary increases are prudent given the Company’s financial condition and prospects. The disinterested members of the Board set the severance arrangements for the Executives as follows: in the event of termination without “Cause” or voluntary termination for “Good Reason”, each of the Executives shall be entitled to severance equal to their then-current base salary until the end of the employment term (December 31, 2018), or for a period of twelve (12) months, whichever is greater. In the event of the death or disability of an Executive, he (or his estate) shall receive his then-current base salary for a period of one (1) year.

Bonus Compensation. Each of the Executives shall be entitled to annual cash performance bonuses upon achievement of certain goals set forth by the Compensation Committee, and in any event in the discretion of the Board after taking into consideration the performance of the Company, the Executive’s performance and the financial condition of the Company. The targeted amount of the annual bonus shall be a percentage of the Executive’s then effective base salary (60% for Mr. Mona, and 40% for each of Messrs. Mona III and Dowling); provided, however, that the payment and amount of any annual bonus shall be in the sole discretion of the Board.

Compensatory Arrangements of Directors

On July 6, 2016, the Board approved amendments to the compensation plan for the Directors, excluding any Director who also is an Executive, which provides that each director shall be entitled to compensation for service on the Board as follows: (i) cash compensation shall be $500 per director per meeting attended; (ii) a stock option to purchase 200,000 shares of Company common stock commencing on July 6, 2016, vesting in equal monthly increments over a period of twenty-four (24) months of continued service, with an exercise price equal to the fair market value of the Company’s common stock at the time of grant, or $0.368, and with a term of ten (10) years from the date of grant; and (iii) on July 6, 2016 and on each anniversary thereof, a stock option to purchase 50,000 shares of Company common stock, fully-vested upon issuance at an exercise price to be determined as of the date of grant pursuant to the Company’s 2013 Amended and Restated Equity Incentive Plan (the “Plan”), with the exercise price for the initial grant on July 6, 2016 equal to the closing price of the Company’s common stock on July 6, 2016, or $0.368, and a term of ten (10) years from the date of grant.

In recognition for his valuable service as a Director, the Board also approved the issuance of a common stock purchase warrant to Bart Mackay with the right to purchase up to 100,000 shares of the Company’s common stock (the “Warrant”). The Warrant is exercisable at any time prior to the fifth anniversary of the issuance at an exercise price of $0.368 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The Company approved the issuance of the Warrant pursuant to an exemption from registration under the Act, in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the SEC under the Act. A copy of the form of the Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

4.1        Form of Common Stock Purchase Warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2016

CV SCIENCES, INC.

By: /s/ Michael Mona, Jr.
Michael Mona, Jr.
President and Chief Executive Officer

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